Pacific Life Funds NSAR 09-30-13
Exhibit 77H


Changes in Control of Registrant for PL Short Duration Income
Fund:

On April 10, 2013, there was a change in control with respect to one series of the Registrant from a decrease in Pacific Life
Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the PL Short Duration
Income Fund.
Control is determined by 25% ownership in any fund.


Fund				        Date	        Percentage Ownership

PL Short Duration Income Fund	        12/19/2011
>25%
					4/10/2013 and after     <25%




Changes in Control of Registrant for PL Strategic Income
Fund:

On May 20, 2013, there was a change in control with respect to one series of the Registrant from a decrease in Pacific Life
Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the PL Strategic
Income Fund.
Control is determined by 25% ownership in any fund.


Fund				        Date	        Percentage Ownership

PL Strategic Income Fund	        12/19/2011
>25%
					5/20/2013 and after     <25%




Changes in Control of Registrant for PL Alternative
Strategies Fund:

On September 27, 2013, there was a change in control with respect to one series of the Registrant from a decrease in Pacific Life
Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the PL Alternative
Strategies Fund.
Control is determined by 25% ownership in any fund.


Fund				        Date	        Percentage Ownership

PL Alternative Strategies Fund	        12/31/2012
>25%
					9/27/2013 and after     <25%



Changes in Control of Registrant for PL Limited Duration High
Income Fund:

On July 31, 2013, there was a change in control with respect to one series of the Registrant from an increase in Pacific Life
Insurance Company's percentage ownership. This increase in ownership was a result of an increase of shares held in the PL Limited
Duration High Income Fund.
Control is determined by 25% ownership in any fund.


Fund				        Date	        Percentage Ownership

PL Limited Duration High Income Fund    7/30/2013
<25%
					7/31/2013 and after     >25%